Exhibit 10.2
FINAL

NOTE: CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

SECOND AMENDMENT
TO
AMENDED AND RESTATED EXHIBITOR SERVICES AGREEMENT

This Second Amendment to Amended and Restated Exhibitor Services Agreement (this “Amendment”), dated September 17, 2019 (the “Amendment Effective Date”), is by and between National CineMedia, LLC (“LLC”) and Regal Cinemas, Inc. (“Regal”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Amended and Restated Exhibitor Services Agreement between LLC and Regal, dated as of February 13, 2007, amended and restated as of December 26, 2013 and amended on March 9, 2017 (the “ESA”).
WHEREAS, the Parties desire to amend the ESA; and
WHEREAS, the Board of Directors of National CineMedia, Inc. (“NCM Parent”) and the Transaction Review Committee of NCM Parent have deemed this Amendment to be in the best interest of NCM Parent and its shareholders.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Definitions.

A.	The following definitions are hereby added to the ESA and inserted alphabetically into Section 1.01 thereof:

“Aggregate Post-Showtime Revenue” means, for the applicable measurement period, the total revenue, in the form of cash and non-cash consideration, payable to LLC for Advertising Services displayed in any Post-Showtime Inventory, excluding revenue payable to LLC related to (i) Event Sponsorships, (ii) Advertising Services provided to third parties that are not Founding Members, (iii) Advertising Services provided to Founding Members outside the provisions of this Agreement pursuant to a written agreement between LLC and such Founding Members, (iv) Inventory displayed prior to Showtime, and (v) Trailer Pod Inventory.
“Aggregate Trailer Pod Revenue” means, for the applicable measurement period, the total revenue, in the form of cash, payable to LLC for Advertising Services displayed in any Trailer Pod Inventory, excluding revenue payable to LLC related to (i) Event Sponsorships, (ii) Advertising Services provided to third parties that are not Founding Members, (iii) Advertising Services provided to Founding Members outside the provisions of this Agreement pursuant to a written agreement between LLC and such Founding Members, (iv) Inventory displayed prior to Showtime, and (v) Post-Showtime Inventory.
[***].

“Beverage Slot” means the Inventory sold to Regal pursuant to Section 4.06(a).
“Co-Branded Slot” has the meaning assigned to it in Section 4.06(a).
“Exhibitor” means Regal or any other motion picture theatre exhibitor which participates in LLC’s Advertising Services.
[***].
“Platinum Contract Year” means the time period of November 1 of each year to October 31 of the following year.
“Platinum Revenue Minimum” has the meaning assigned to it in Section 4.01(b)(i)(B)(I)(8)(ii).
“Platinum Spot” has the meaning assigned to it in Section 4.01(b)(i)(B)(I)(5).
“Post-Showtime Content Revenue” has the meaning assigned to it in Section 4.03A.
“Post-Showtime Inventory” has the meaning assigned to it in Section 4.01(b)(i)(B)(I)(4).
“Post-Showtime Theatre Access Fees” has the meaning assigned to it in Schedule 1.
“Pre-Feature Closing” has the meaning assigned to it in Section 4.05(a).
“Pre-Showtime Reduction” has the meaning assigned to it in Section 4.01(b)(i)(B)(I)(2).
“Pre-Showtime Trailer” is a Trailer up to two and a half (2.5) minutes in length to be displayed by LLC, at Regal’s option, on Regal’s behalf in the Pre-Feature Program beginning approximately six (6) minutes prior to Showtime and ending approximately three and a half (3.5) minutes prior to Showtime.
“Regal Pro-Rated Platinum Revenue Minimum” has the meaning assigned to it in Schedule 1.
“Trailer Pod Fees” has the meaning assigned to it in Section 2.05(b)(i)(C).
“Trailer Pod Inventory” means, collectively, the Platinum Spot [***].
“Trailer Position” means a specified Inventory slot directly preceding the applicable Trailer. For example, “Third Trailer Position” means a slot directly preceding the third Trailer prior to the feature film.
[***].

B.	The definition of “Aggregate Advertising Revenue” in Article 1 of the ESA is hereby deleted and replaced with the following:

“Aggregate Advertising Revenue” means, for the applicable measurement period, the total revenue, in the form of cash and non-cash consideration, payable to LLC for Advertising Services,

excluding revenue payable to LLC related to (i) Event Sponsorships, (ii) Advertising Services provided to third parties that are not Founding Members, (iii) Advertising Services provided to Founding Members outside the provisions of this Agreement pursuant to a written agreement between LLC and such Founding Members, (iv) Post-Showtime Inventory, and (v) Trailer Pod Inventory.

C.	The definition of “Beverage Agreement” in Article 1 of the ESA is hereby deleted and replaced with the following:

“Beverage Agreement” means the Marketing, Advertising and Brand Presence Agreement by and between Coca-Cola North America, a division of The Coca-Cola Company, and Regal, dated as of October 30, 2001 and all exhibits and amendments thereto which is in effect on the effective date of the Second Amendment to the Agreement, as such agreement may be amended from time to time, and any subsequent agreements entered into by Regal and its beverage concessionaires at the expiration or termination of the agreement referenced above.

D.	The definition of “Pre-Feature Program” in Article 1 of the ESA is hereby deleted and replaced with the following:
“Pre-Feature Program” means a program of digital content of between twenty (20) and thirty (30) minutes in length that is distributed by LLC through the Digital Content Network for exhibition in Digitized Theatres prior to and/or after Showtime (as further described in Section 4.01(b)) of a feature film or other programming or event (other than a Digital Programming Event) or that is distributed non-digitally by some other means, including DVD, for exhibition prior to and/or after Showtime of a feature film or other programming or event (other than a Digital Programming Event) in Non-Digitized Theatres. For the avoidance of doubt, the definition of Pre-Feature Program shall not include any Digital Programming Event Pre-Feature Program.

E.	The definition of “Trailer” in Article 1 of the ESA is hereby deleted and replaced with the following:
“Trailer” means a promotion secured by Regal, directly or indirectly, for a feature film or other programming, other than a Digital Programming Event, that is exhibited in the Theatres either as the Pre-Showtime Trailer or after Showtime.
2.Theatre Access Fees. The heading of Section 2.05(b) and Sections 2.05(b)(i) - (ii) of the ESA are hereby deleted and replaced with the following:

(b)    Fees: Theatre Access Fees, Post-Showtime Theatre Access Fees and Trailer Pod Fees.
(i)    Calculation.
(A)    Theatre Access Fees. In consideration for utilization of the Theatres pre-Showtime pursuant to the terms hereof, LLC shall calculate and Regal shall be entitled to receive a Theatre Access Fee, as set forth in Schedule 1, which shall be paid based on Regal Attendance for the relevant fiscal month in which LLC provides the Advertising Services and number of Digital Screens during the fiscal month in which LLC provides the Advertising Services (calculated as the average between the number of Digital Screens on the last day of the fiscal month preceding the relevant fiscal month in which LLC provides the Advertising Services and the last day of the fiscal month in which LLC provides the Advertising Services), and which shall include the amount of 4.03 Revenue allocated to Regal for the same fiscal month.

(B)    Post-Showtime Theatre Access Fees. In consideration for utilization of the Theatres post-Showtime pursuant to the terms hereof (other than for [***] Platinum Spots), LLC shall calculate and Regal shall be entitled to receive Post-Showtime Theatre Access Fees as set forth in Schedule 1, which shall be paid based on Regal Attendance for the relevant fiscal month in which LLC provides the Post-Showtime Inventory, and which shall include the amount of Post-Showtime Content Revenue allocated to Regal for the same fiscal month. For the avoidance of doubt, the Parties agree that the Post-Showtime Theatre Access Fees for the relevant fiscal month are owed to Regal even if the amount of Aggregate Post-Showtime Revenue for the same fiscal month is zero dollars ($0).
(C)    Trailer Pod Fee. In consideration for the utilization of the Theatres post-Showtime for [***] Platinum Spots pursuant to the terms hereof, LLC shall calculate and Regal shall be entitled to receive twenty-five (25%) of all revenue generated by LLC from the actual display of [***] Platinum Spots in the Theatres (as more particularly calculated in Schedule 1, the “Trailer Pod Fees”).
(ii)    Payment. LLC shall pay Regal its Theatre Access Fees, Post-Showtime Theatre Access Fees, [***], and Trailer Pod Fees, as applicable, on or before the last day of LLC’s fiscal month following the fiscal month in which the applicable Advertising Services are provided by LLC; provided that Regal has, by the fourteenth (14th) day of LLC’s fiscal month following the fiscal month in which Advertising Services are provided by LLC, given LLC the data regarding attendance and number of Digital Screens necessary for LLC to calculate the Theatre Access Fees, the Post-Showtime Theatre Access Fees, [***], and the Trailer Pod Fees. If Regal has not, by the fourteenth (14th) day of LLC’s fiscal month following the fiscal month in which Advertising Services are provided by LLC, given LLC the data regarding attendance and number of Digital Screens necessary for LLC to calculate the Theatre Access Fee, Post-Showtime Theatre Access Fee, [***], or Trailer Pod Fee, the due date of the payment for the relevant fee for which data has not been provided shall be extended by one day for each day that Regal is late in providing such data. LLC shall provide Regal with a detailed report of the calculation of the Theatre Access Fees, Post-Showtime Theatre Access Fees, [***], and Trailer Pod Fees, pursuant to Schedule 1, which report shall accompany each such payment.
3.Non-Cash Consideration. The reference to “Aggregate Advertising Revenue” in Section 2.06 is hereby deleted and replaced with the following: “Aggregate Advertising Revenue and Aggregate Post-Showtime Revenue”.

4.Pre-Feature Programs. Section 4.01(b)(i) of the ESA is hereby deleted and replaced with the following:
(i)    Pre-Feature Program.
(A)    Generally. The Pre-Feature Program shall consist of the following elements: (I) commercial advertising; (II) promotions for the Regal brand (including the Brand and Branded Slots), Concessions sold and services used by Regal and other products and services in accordance with Section 4.05; (III) interstitial content, including the Pre-Feature Closing; (IV) subject to Section 4.01(b)(i)(B)(I)(1), the Pre-Showtime Trailer; and (V) other entertainment programming content which, while promotional of businesses or products, shall be primarily entertaining, educational or informational in nature, rather than commercially inspired. Additionally, only to the extent required by the terms of the Alternative Content

Services Agreement and subject to the limitations set forth therein, Event Sponsorships and promotions for Digital Programming Events may be included in the Pre-Feature Program.
(B)    Pre-Showtime and Post-Showtime Allocations.
(I)    Beginning on November 1, 2019:

(1)
Regal will have the option to display a Pre-Showtime Trailer. Pre-Showtime Trailer display requests will be in accordance with the then-current LLC national advertising delivery guidelines and specifications.

(2)
The amount of time included in the Pre-Feature Program displayed prior to Showtime for any Play List shall be reduced by five (5) minutes (not including the Pre-Showtime Trailer) plus the lengths of any Platinum Spot [***] displayed after such Showtime in that Play List (the “Pre-Showtime Reduction”). For the purposes of clarity, in the event that there is no Trailer Pod Inventory displayed in the applicable Play List, the Pre-Showtime Reduction for that Play List will be five (5) minutes (not including the Pre-Showtime Trailer).

(3)	The Event Trailer (commonly known as the “Fathom trailer”) will display at Showtime.

(4)
LLC will be entitled to display up to five (5) minutes of the Pre-Feature Program post-Showtime (“Post-Showtime Inventory”), to be displayed between the Event Trailer and the Pre-Feature Closing and followed by the Pre-Feature Closing, a Beverage Slot, the Co-Branded Slot, and the Policy Trailer.

(5)
LLC will be entitled to display an additional single unit that is either thirty seconds (:30) or sixty seconds (:60) of the Pre-Feature Program in the Final Trailer Position, i.e. directly prior to the attached Trailer(s) (the one to two (1-2) Trailer(s) immediately) preceding the feature film (the “Platinum Spot”).

(6)	The Platinum Spot shall only be used for advertising across LLC’s national network and shall not be used for local advertising or self-promotion of LLC or its brands.

(7)	[***].

(8)	(i) If LLC does not sell the Platinum Spot in any given Play List, there will be no Trailer Pod Fee [***] for the applicable Play List.
(ii) If NCM sells a Platinum Spot (whether a sixty second (:60) spot or a thirty second (:30) spot) in all Exhibitor theatres (i.e. all of LLC’s network of Exhibitors) across all Play Lists, then the Aggregate Trailer Pod Revenue specific to the Platinum Spot displayed in all Exhibitor theatres is expected (on an annualized basis, using a Platinum Contract Year) to be [***] dollars ($[***]) (the “Platinum Revenue Minimum”)

and, as applied to Regal, shall be pro-rated based on the annual Regal Attendance (as defined in Schedule 1) as a percentage of all aggregate Exhibitor attendance for such period. Notwithstanding the foregoing, in the event that the Platinum Spot (whether a sixty second (:60) spot or a thirty second (:30) spot) is sold in less than all Exhibitor theatres (i.e. all of LLC’s network of Exhibitors) or less than across all Play Lists, then the amount of the Platinum Revenue Minimum in respect to such Platinum Spot, as applied to Regal, shall be the Regal Pro-Rated Platinum Revenue Minimum (as defined in Schedule 1).

(9)	Subject to Sections 4.01(b)(i)(B)(I)(10) and (11), if LLC is selling a Platinum Spot, LLC shall always offer Regal the ability to display such Platinum Spot in 100% of auditoriums in all Theatres.

(10)
In the event that a particular advertiser [***] opts out of displaying its Platinum Spot in front of [***], then LLC shall be entitled to sell the Platinum Spot to such advertiser and shall offer Regal the ability to display such Platinum Spot in 100% of auditoriums in all Theatres excluding auditoriums showing [***].

(11)
LLC may elect to display up to [***] advertisers’ Platinum Spots concurrently by way of a Network Split (as defined in Schedule 1). In the event that LLC is displaying [***] advertisers’ Platinum Spots by way of a Network Split, then LLC shall procure that the average cost per mille for each set of concurrent Platinum Spots will be equal to or greater than an average cost per mille of [***] dollars ($[***]).

(12)
Regal will display the Trailer Pod Inventory in accordance with technical specifications, including delivery and update timelines and file specifications in the same manner as have been customarily agreed by the Parties. Regal will notify LLC of the success or failure to display the Trailer Pod Inventory in order for LLC to comply with its obligations to advertising clients in the same manner as Regal customarily provides reporting to LLC of advertising displays.

(13)	LLC acknowledges and agrees that the Trailer Pod Inventory shall not be sold for non-cash consideration.

(14)
Subject to any applicable health or safety legal requirements or regulations, Regal will ensure that at and after Showtime, the auditorium lighting in each Theatre will be materially similar to the auditorium lighting in that Theatre during the Trailers as of the Amendment Effective Date. In the event that such health or safety issues arise from the auditorium lighting, the Parties agree to work in good faith to find a resolution.

(II)    [***].

5.As of November 1, 2019, NCM acknowledges that (until it is notified otherwise by Regal in writing): (i) the first Beverage Slot shall be displayed immediately after the Pre-Feature Closing, shall be thirty (:30) seconds in length, and shall immediately be followed by the Co-Branded Slot; and (ii) the second Beverage Slot shall be thirty (:30) seconds in length and shall be displayed immediately after the Final Trailer Position.

6.Content Standards. All references to “Advertising Services” throughout Section 4.03 will be deleted and replaced with the following: “Advertising Services, excluding Post-Showtime Inventory and Trailer Pod Inventory”.

7.Content Standards. The following is hereby added to the ESA immediately after Section 4.03 as a new and separate Section 4.03A:

Section 4.03A Post-Showtime and Trailer Pod Content Standards. The Parties agree that (unless mutually agreed by the Parties with respect to clauses (i), (iii), (iv), (v) or (vi)) all content within the Post-Showtime Inventory or the Trailer Pod Inventory will not contain content or other material that: (i) has received, or had it been rated would have received, an MPAA “X” or “NC-17” rating (or the equivalent); (ii) promotes illegal activity; (iii) promotes the use of tobacco, sexual aids, birth control, firearms, weapons or similar products; (iv) promotes alcohol, except prior to “R”-rated films in the auditorium; (v) constitutes religious advertising (except on a local basis, exhibiting time and location for local church services); (vi) constitutes political advertising or promotes gambling; (vii) promotes theatres, theatre circuits or other entities that are competitive with Regal or LLC; (viii) would violate any of Regal’s Beverage Agreements or the exclusive contractual relationships identified in the Specification Documentation (including renewals and extensions of the foregoing, but excluding any amendments or modifications thereto as such relate to such content standards) and any subsequent exclusive arrangement entered into by LLC with respect to the Theatres; or (ix) otherwise reflects negatively on Regal or adversely affects Regal’s attendance as determined in Regal’s reasonable discretion. Regal may, without liability, breach or otherwise, prevent and/or take any other actions with respect to the use or distribution of content that violates the foregoing standards; provided, that with respect to Section 4.03A(ix), Regal may opt out of such content in Post-Showtime Inventory or the Trailer Pod Inventory only with respect to Theatres in the geographic locations identified, which may include all of Regal’s Theatres. To the extent Post-Showtime Inventory or Trailer Pod Inventory is displayed using the Digital Content Service, if either the Post-Showtime Inventory or Trailer Pod Inventory contains any content that violates the foregoing standards, LLC must remove such content as soon as reasonably practical, but no later than within twenty-four (24) hours of Regal notifying LLC of such violation. If LLC fails to remove such content within such twenty-four (24)-hour period, Regal may discontinue the Digital Content Service in such auditoriums where such content is shown until the violating content is removed and shall have no liability for such discontinuation. To the extent the Post-Showtime Inventory or Trailer Pod Inventory is displayed using Regal’s equipment and contains any content that violates the foregoing standards, Regal may remove such content after notifying LLC of such violation and shall have no liability for such discontinuation. If any Founding Member does not agree to exhibit any content of the Advertising Services subject to Section 4.03A(i), (iii), (iv), (v) or (vi), then LLC shall apply any revenue it is entitled to receive from such Post-Showtime Inventory (“Post-Showtime Content Revenue”) to adjust payments of the Post-Showtime Theatre Access Fee as set forth in Schedule 1.
8.Branded Content. The second and third sentences of Section 4.05(a) of the ESA are hereby deleted and replaced with the following:

The interstitial messaging shall include a Pre-Feature Program introduction and a “Pre-Feature Closing” containing content branded with the Regal Marks. The Pre-Feature Closing shall be displayed after Showtime, be no more than thirty (30) seconds in length, and include content branded with the marks of Regal’s beverage concessionaire.
9.Branded Slot. Each reference in Section 4.05(c) to “of the Play List” is hereby deleted and replaced with the following: “prior to Showtime.”

10.Beverage Agreements.

A.	In the first sentence of Section 4.06(a) of the ESA, “advertising Inventory” is hereby deleted and replaced with the following: “Beverage Slot”.

B.
In the first sentence of Section 4.06(a) of the ESA, “within the Play List, as set forth in the Specification Documentation,” is hereby deleted and replaced with the following: “following the Pre-Feature Closing”.

C.	Effective November 1, 2019, the following is hereby inserted at the end of Section 4.06(a) of the ESA:
“For the avoidance of doubt, other than as set forth in this paragraph, no other amounts shall be payable by Regal to LLC in consideration for the Beverage Slot (including, for the avoidance of doubt, the Beverage Slot prior to the Co-Branded Spot (as defined below) and the Beverage Slot which follows the final trailer position). The Parties agree that Regal’s co-branded spot with its beverage concessionaire (the “Co-Branded Slot”), which is up to (and including) thirty (:30) seconds in length, shall be displayed prior to the Policy Trailer, and may be an advertisement for or may include advertisements for Regal’s beverage concessionaire, (i) is not a Beverage Slot for the purposes of this Agreement, (ii) does not reduce the amount of time allotted under Section 4.05 to its Branded Slots within the Play List, and (iii) Regal is not required to pay the Beverage Agreement Advertising Rate for such spot.”
11.Excluded Theatres. In Section 4.13(a) of the ESA, the words “calculation of Theatre Access Fees” are hereby deleted and replaced with the following: “calculation of Theatre Access Fees, Post-Showtime Theatre Access Fees, Trailer Pod Fees, or [***]”.

12.Payment. In the first sentence of Section 8.01 of the ESA, the words “(e.g., payment of the Theatre Access Fees pursuant to Section 2.05(b))” are hereby deleted and replaced with the following: “(e.g., payment of the Theatre Access Fees, Post-Showtime Theatre Access Fees, Trailer Pod Fees, and [***] pursuant to Section 2.05(b)(ii))”.

13.Term. “February 13, 2037” in the first sentence of Section 9.01 of the ESA is hereby deleted and replaced with the following: “February 13, 2041”.

14.Termination of Post-Showtime Inventory and Post-Showtime Theatre Access Fees. The following is hereby added to the ESA as a new and separate Section 9.02A and is inserted immediately prior to Section 9.03 of the ESA:

Section 9.02A Termination of Post-Showtime Inventory and Post-Showtime Theatre Access Fees. In its sole discretion, LLC may, by written notice to Regal no later than August 1, 2022, terminate: (i) the display of the Post-Showtime Inventory and the Trailer Pod Inventory, and (ii)

payments of the Post-Showtime Theatre Access Fees and [***], both effective as of November 1, 2022. If LLC exercises such termination option, then, as of November 1, 2022, the Second Amendment to Amended and Restated Exhibitor Services Agreement dated September 17, 2019 between LLC and Regal (other than Section 15 thereof that amends Section 14.01 of this Agreement) shall be terminated and deemed to be null and void and of no further force or effect with respect to this Agreement.
15.Confidential Treatment. “For a period of three years after the termination of this Agreement:” in Section 14.01 of the ESA is hereby deleted and replaced with the following: “During the Term, and for a period of three (3) years after the termination of this Agreement:”.

16.Fiscal Calendar; No Affiliates. The following is hereby added to the ESA as a new and separate Section 15.05A and Section 15.05B and is inserted immediately after Section 15.05 of the ESA:

Section 15.05A Fiscal Calendar. LLC’s fiscal year ends on the first Thursday after December 25 each year. LLC shall not change its method of calculating its fiscal year (i) unless for a bona fide accounting reason, and (ii) in any event without prior written notice to Regal.
Section 15.05B No Affiliates. As of the date of the Second Amendment to the Agreement, LLC hereby represents and warrants to Regal that LLC has no Affiliates. LLC acknowledges and agrees that it shall not sell Advertising Services through Affiliates of LLC without Regal’s consent, and, if Regal so consents, then references in this Agreement to “revenue payable to LLC” or similar phrases shall be deemed to refer to “revenue payable to LLC or its Affiliates”.
17.Beverage Agreement Advertising Rate. The first paragraph of Section B of Exhibit B to the ESA is hereby deleted and replaced with the following:

The initial Beverage Agreement Advertising Rate as of the Original Effective Date is $[***] in Regal Attendance for a thirty second (:30) advertisement. The Beverage Agreement Advertising Rate shall (i) increase eight percent (8%) per year for each of the first two fiscal years beginning at the end of LLC’s 2007 fiscal year; (ii) beginning at the end of the period set forth in clause (i) above, increase six percent (6%) per year for each of the next two fiscal years; and (iii) beginning at the end of the period set forth in clause (ii) above until November 1, 2019, increase in an amount equal to the annual percentage increase in the advertising rates per thousand attendees charged by LLC to unaffiliated third parties (excluding the advertising associated with the Beverage Agreement) for on-screen advertising in the Pre-Feature Program during the last six (6) minutes preceding the start of the Trailers for each fiscal year, but in no event more than the highest advertising rate per thousand attendees being then-charged by LLC. Commencing on November 1, 2019, the Beverage Agreement Advertising Rate shall be $[***] in Regal Attendance for a thirty second (:30) advertisement, which is the cost per mille charged by LLC to Regal as of the beginning of LLC’s 2019 fiscal year for the Beverage Slot and shall increase two percent (2%) annually (1) effective beginning the first day of the 2020 fiscal year and (2) thereafter on each fiscal year anniversary of such date.
For clarity, prior to November 1, 2019, the existence of this Amendment shall not impact the then-current Beverage Agreement Advertising Rate.
18.Calculation of Exhibitor Allocation, Theatre Access Fee and Run-Out Obligations. Schedule 1 to the ESA is hereby amended as follows:

A.	Definitions: The following definitions are hereby added to Schedule 1 to the ESA and inserted alphabetically into Section A thereof:

“Aggregate Post-Showtime Opt-In Attendance” means [***].
“Aggregate Post-Showtime Opt-In Revenue” means [***].
“Aggregate Post-Showtime Theatre Access Pool” means [***].
[***].
“Cinemark Post-Showtime Theatre Access Fee” means the Cinemark Post-Showtime Theatre Access Fee, calculated pursuant to the Cinemark Exhibitor Agreement.
“Network Split” means displaying [***] concurrent advertisers’ Platinum Spots in different auditoriums in Theatres that receive the applicable advertiser’s Platinum Spot in a Play List (but never, for the avoidance of doubsdfsft, in any auditorium in the same Play List). The [***] Network Splits will always add up to 100% of the auditoriums in 100% of the Theatres, except as provided for in Section 4.01(b)(i)(B)(I)(10).
“Participating Regal Attendance” means the Regal Attendance for auditoriums in Theatres that: (a) for Platinum Spots, actually displayed the applicable Platinum Spot(s) as Platinum Spot(s) in the Trailer Pod Inventory, and (b) [***].
“Post-Showtime Content Opt-Out” means the process of opting out of Post-Showtime Inventory under Section 4.03A.
“Post-Showtime Content Participating Attendance” means [***].
“Post-Showtime Content Theatre Access Fee” means [***].
“Post-Showtime Theatre Access Fee” means a monthly payment from LLC to Regal in consideration for Theatres’ participation in Post-Showtime Advertising Services, which shall be the sum of (i) the Regal Post-Showtime Theatre Access Fee and (ii) the Post-Showtime Content Theatre Access Fee.
“Post-Showtime Theatre Access Fee per Patron” means the fee per patron as follows:

a.	Beginning on November 1, 2019, the Post-Showtime Theatre Access Fee per Patron will be $0.025.

b.	Beginning on November 1, 2020, the Post-Showtime Theatre Access Fee per Patron will increase to $0.0375.

c.	Beginning on November 1, 2021, the Post-Showtime Theatre Access Fee per Patron will increase to $0.05.

d.	Beginning on November 1, 2022, the Post-Showtime Theater Access Fee per Patron shall increase by four percent (4%).

e.	On November 1, 2027 and every five (5) years thereafter on November 1, the Post-Showtime Theatre Access Fee per Patron shall increase by eight percent (8%).

“Post-Showtime Theatre Access Pool Percentage” means [***].
“Pro-Rated Platinum Minimum Ratio” has the meaning assigned to it in Schedule 1, Section E.

“Regal Attendance Allocation” has the meaning assigned to it in Schedule 1, Section E.
“Regal Post-Showtime Opt-In Revenue” means [***].
“Regal Post-Showtime Opt-Out Attendance” means [***].
“Regal Post-Showtime Opt-Out Revenue” means [***].
“Regal Post-Showtime Theatre Access Fee” means the product of (i) the Post-Showtime Theatre Access Fee per Patron and (ii) Regal Attendance for the applicable fiscal month.
“Regal Pro-Rated Platinum Revenue Minimum” has the meaning assigned to it in Schedule 1, Section E.
“Regal Pro-Rated Platinum Revenue Trailer Pod Fee” has the meaning assigned to it in Schedule 1, Section E.
“Regal Spot Trailer Pod Fees” means Regal’s Trailer Pod Fees for any [***] Platinum Spot.
“Spot Trailer Pod Revenue” means all revenue generated from any [***] Platinum Spot as Trailer Pod Inventory that was displayed in the applicable period.
[***].
The following definition in Section A of Schedule 1 to the ESA is hereby deleted and replaced with the following:
[***].

B.
Definition References: The Parties agree that the table at the end of Section A of Schedule 1 to the ESA containing references to the definitions in the main body of the ESA is hereby updated to include all new and updated definitions set forth in the main body of this Amendment.

C.
Section C: The calculation for “Aggregate Advertising Revenue” in Section 2(c) of Section C of Schedule 1 to the ESA is hereby deleted and replaced with the definition of Aggregate Advertising Revenue as defined in Section 1.B. of this Amendment.

D.	Section D:
[***].

E.
New Section E: Schedule 1 to the ESA is hereby amended by adding at the end thereof, and as Section E thereto, the section titled “Section E: Post-Showtime Theatre Access Fees and Trailer Pod Fees” set forth in Exhibit A attached hereto.

19.Remaining Terms; Conflicts. Except as modified by this Amendment, all terms and conditions of the ESA shall remain in full force and effect. To the extent there is a conflict between the terms of the ESA and this Amendment, the terms of this Amendment shall control.

Remainder of page intentionally left blank; signature page follows.

IN WITNESS WHEREOF, the Parties have, by their respective duly authorized representatives, executed this Amendment as of the Amendment Effective Date.

National CineMedia, LLC By National CineMedia, Inc., its manager /s/ Tom Lesinski	Regal Cinemas, Inc. /s/ Vincent Fusco
Signature	Signature
Tom Lesinski	Vincent Fusco
Printed Name	Printed Name
Chief Executive Officer	Senior Vice President, CFO
Title	Title

Signature Page to Second Amendment to Amended and Restated Exhibitor Services Agreement